Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Third Quarter 2018

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC®,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “CPA® REITs” means Corporate Property Associates 17 – Global Incorporated, or CPA:17 – Global, and Corporate Property Associates 18 – Global Incorporated, or CPA:18 – Global. “CWI® REITs” means Carey Watermark Investors Incorporated, or CWI 1, and Carey Watermark Investors 2 Incorporated, or CWI 2. “Managed REITs” means the CPA REITs and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P., or CESH I. “CCIF” means Carey Credit Income Fund (now known as Guggenheim Credit Income Fund, or GCIF), which was included in the Managed Programs prior to our resignation as its advisor during the third quarter of 2017. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission. “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including funds from operations, or FFO; adjusted funds from operations, or AFFO; earnings before interest, taxes, depreciation and amortization, or EBITDA; adjusted EBITDA; pro rata cash net operating income, or pro rata cash NOI; and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc., or NAREIT, an industry trade group.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Third Quarter 2018

W. P. Carey Inc.
Overview – Third Quarter 2018

Summary Metrics
As of or for the three months ended September 30, 2018.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, excluding reimbursable costs – consolidated ($'000)	$173,351	$24,012	$197,363
Net income attributable to W. P. Carey ($'000)	51,009	26,339	77,348
Net income attributable to W. P. Carey per diluted share	0.47	0.24	0.71
Normalized pro rata cash NOI from real estate ($'000) (a) (b)	172,587	N/A	172,587
Adjusted EBITDA ($'000) (a) (b)	164,908	33,967	198,875
AFFO attributable to W. P. Carey ($'000) (a) (b)	121,169	38,588	159,757
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.12	0.36	1.48

Dividends declared per share – third quarter			1.025
Dividends declared per share – third quarter annualized			4.10
Dividend yield – annualized, based on quarter end share price of $64.31			6.4%
Dividend payout ratio – for the nine months ended September 30, 2018 (c)			75.2%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $64.31 ($'000)			$6,894,958
Pro rata net debt ($'000) (d)			4,537,369
Enterprise value ($'000)			11,432,327

Total capitalization ($'000) (e)			11,608,939

Total consolidated debt ($'000)			4,663,784
Gross assets ($'000) (f)			9,226,611
Liquidity ($'000) (g)			980,232

Pro rata net debt to enterprise value (b)			39.7%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.7x
Total consolidated debt to gross assets			50.5%

Weighted-average interest rate (b)			3.3%
Weighted-average debt maturity (years) (b)			5.2

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR ($’000) (h)			$713,844
Number of net-leased properties			913
Number of operating properties			1
Number of tenants – net-leased properties			210

ABR from investment grade tenants as a % of total ABR – net-leased properties (i)			26.1%

Net-leased properties – square footage (millions)			89.3

Occupancy – net-leased properties			98.7%
Weighted-average lease term (years)			10.2

Maximum commitment for capital investment projects expected to be completed during 2018 ($’000)			$27,950
Acquisitions and completed capital investment projects – third quarter ($'000)			296,317
Dispositions – third quarter ($'000)			20,930
________

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Third Quarter 2018

(e)	Represents equity market capitalization plus total pro rata debt outstanding. See the Terms and Definitions section in the Appendix for a description of pro rata.

(f)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease and other intangible assets of $462.9 million and above-market rent intangible assets of $314.5 million.

(g)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(h)	See the Terms and Definitions section in the Appendix for a description of ABR.

(i)
Percentage of portfolio is based on ABR, as of September 30, 2018. Includes tenants or guarantors with investment grade ratings (18.1%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.0%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Third Quarter 2018

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Sep. 30, 2018	Annualized
Normalized pro rata cash NOI (a) (b)	$172,587	$690,348

Investment Management	Three Months Ended Sep. 30, 2018	Twelve Months Ended Sep. 30, 2018
Adjusted EBITDA (a) (b)	$33,967	$118,502
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	17,349	68,456
Structuring revenue (c)	6,553	18,935
Operating partnership interests in real estate cash flow of Managed REITs (d)	12,216	43,310
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Sep. 30, 2018
Assets
Book value of real estate excluded from NOI (e)		$91,646
Cash and cash equivalents		176,612
Due from affiliates		82,547
Other assets, net:
Straight-line rent adjustments		$82,282
Restricted cash, including escrow		38,188
Deferred charges		33,844
Securities and derivatives		27,535
Investment in GCIF securities		23,722
Taxes receivable		20,527
Deposits		19,161
Accounts receivable		18,712
Other intangible assets, net		11,820
Prepaid expenses		10,252
Note receivable		9,651
Deferred income taxes		6,605
Leasehold improvements, furniture and fixtures		2,848
Other		148
Total other assets, net		$305,295

Liabilities
Total pro rata debt outstanding (b)		$4,713,981
Dividends payable		111,688
Deferred income taxes		98,933
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$97,259
Prepaid and deferred rents		88,941
Tenant security deposits		30,269
Accrued taxes payable		26,267
Securities and derivatives		3,331
Straight-line rent adjustments		1,702
Other		17,907
Total accounts payable, accrued expenses and other liabilities		$265,676

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Third Quarter 2018

Other	Ownership %	Number of Shares / Units Owned	NAV		Implied Value
		A	B		A x B
Ownership in Managed Programs: (f)
CPA:17 – Global	4.6%	16,131,967	$10.04	(g)	$161,965
CPA:18 – Global	3.2%	4,690,225	8.57	(g)	40,195
CWI 1	2.8%	3,937,243	10.41	(g)	40,987
CWI 2	2.6%	2,285,933	11.11	(g)	25,397
CESH I	2.4%	3,492	1,000.00	(h)	3,492
					$272,036
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2, and CPA:18 – Global (for multi-family properties).

(d)
We are entitled to receive distributions of up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)	Represents the value of real estate not included in net operating income, such as vacant assets and in-progress build-to-suit properties.

(f)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:17 – Global.

(g)
We calculated the estimated net asset values per share, or NAVs, by relying in part on an estimate of the fair market values of the respective real estate portfolios adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of the Managed REITs for the calculation methodologies of the respective NAVs.

(h)	We own limited partnership units of CESH I at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH I.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Third Quarter 2018

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Third Quarter 2018

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Revenues
Real Estate:
Lease revenues	$167,088	$162,634	$163,213	$154,826	$161,511
Reimbursable tenant costs	5,979	5,733	6,219	5,584	5,397
Operating property revenues	4,282	4,865	7,218	6,910	8,449
Lease termination income and other	1,981	680	942	515	1,227
	179,330	173,912	177,592	167,835	176,584
Investment Management:
Asset management revenue	17,349	17,268	16,985	16,854	17,938
Structuring revenue	6,553	4,426	1,739	6,217	9,817
Reimbursable costs from affiliates	6,042	5,537	5,304	6,055	6,211
Other advisory revenue	110	—	190	—	99
Dealer manager fees	—	—	—	—	105
	30,054	27,231	24,218	29,126	34,170
	209,384	201,143	201,810	196,961	210,754
Operating Expenses
Depreciation and amortization	67,825	64,337	65,957	64,015	64,040
General and administrative	15,863	16,442	18,583	17,702	17,236
Reimbursable tenant and affiliate costs	12,021	11,270	11,523	11,639	11,608
Property expenses, excluding reimbursable tenant costs (a)	7,953	8,908	9,899	9,560	10,556
Subadvisor fees (b)	3,127	1,855	2,032	2,002	5,206
Stock-based compensation expense	2,475	3,698	8,219	4,268	4,635
Merger and other expenses (c)	1,673	2,692	(37)	(533)	65
Impairment charges	—	—	4,790	2,769	—
Restructuring and other compensation (d)	—	—	—	289	1,356
Dealer manager fees and expenses	—	—	—	—	462
	110,937	109,202	120,966	111,711	115,164
Other Income and Expenses
Interest expense	(41,740)	(41,311)	(38,074)	(40,401)	(41,182)
Equity in earnings of equity method investments in the Managed Programs and real estate	18,363	12,558	15,325	16,930	16,318
Other gains and (losses)	8,875	10,586	(2,763)	1,356	(4,569)
	(14,502)	(18,167)	(25,512)	(22,115)	(29,433)
Income before income taxes and gain on sale of real estate	83,945	73,774	55,332	63,135	66,157
(Provision for) benefit from income taxes	(2,715)	(6,262)	6,002	192	(1,760)
Income before gain on sale of real estate	81,230	67,512	61,334	63,327	64,397
Gain on sale of real estate, net of tax	343	11,912	6,732	11,146	19,257
Net Income	81,573	79,424	68,066	74,473	83,654
Net (income) loss attributable to noncontrolling interests	(4,225)	(3,743)	(2,792)	736	(3,376)
Net Income Attributable to W. P. Carey	$77,348	$75,681	$65,274	$75,209	$80,278

Basic Earnings Per Share	$0.71	$0.70	$0.60	$0.69	$0.74
Diluted Earnings Per Share	$0.71	$0.70	$0.60	$0.69	$0.74
Weighted-Average Shares Outstanding
Basic	108,073,969	108,059,394	108,057,940	108,041,556	108,019,292
Diluted	108,283,666	108,234,934	108,211,936	108,208,918	108,143,694

Dividends Declared Per Share	$1.025	$1.020	$1.015	$1.010	$1.005
________

(a)
Amounts for the three and twelve months ended September 30, 2018 include $3.1 million and $17.9 million, respectively, of property expenses related to two hotel operating properties, one of which we sold in April 2018.

(b)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with CCIF’s subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)	Amounts for the three months ended September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(d)
Amounts for the three months ended December 31, 2017 and September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Third Quarter 2018

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Revenues
Lease revenues	$167,088	$162,634	$163,213	$154,826	$161,511
Reimbursable tenant costs	5,979	5,733	6,219	5,584	5,397
Operating property revenues	4,282	4,865	7,218	6,910	8,449
Lease termination income and other	1,981	680	942	515	1,227
	179,330	173,912	177,592	167,835	176,584
Operating Expenses
Depreciation and amortization	66,837	63,374	64,920	62,951	62,970
General and administrative	11,349	10,599	12,065	11,691	11,234
Property expenses, excluding reimbursable tenant costs (a)	7,953	8,908	9,899	9,560	10,556
Reimbursable tenant costs	5,979	5,733	6,219	5,584	5,397
Merger and other expenses (b)	1,673	2,692	(37)	(533)	65
Stock-based compensation expense	1,380	1,990	4,306	2,227	1,880
Impairment charges	—	—	4,790	2,769	—
	95,171	93,296	102,162	94,249	92,102
Other Income and Expenses
Interest expense	(41,740)	(41,311)	(38,074)	(40,401)	(41,182)
Equity in earnings of equity method investments in real estate	4,699	3,529	3,358	3,535	3,740
Other gains and (losses)	8,197	9,630	(2,887)	594	(4,918)
	(28,844)	(28,152)	(37,603)	(36,272)	(42,360)
Income before income taxes and gain on sale of real estate	55,315	52,464	37,827	37,314	42,122
(Provision for) benefit from income taxes	(424)	(1,317)	3,533	4,953	(1,511)
Income before gain on sale of real estate	54,891	51,147	41,360	42,267	40,611
Gain on sale of real estate, net of tax	343	11,912	6,732	11,146	19,257
Net Income from Real Estate	55,234	63,059	48,092	53,413	59,868
Net (income) loss attributable to noncontrolling interests	(4,225)	(3,743)	(2,792)	736	(3,376)
Net Income from Real Estate Attributable to W. P. Carey	$51,009	$59,316	$45,300	$54,149	$56,492

Basic Earnings Per Share	$0.47	$0.55	$0.42	$0.50	$0.52
Diluted Earnings Per Share	$0.47	$0.55	$0.42	$0.50	$0.52
Weighted-Average Shares Outstanding
Basic	108,073,969	108,059,394	108,057,940	108,041,556	108,019,292
Diluted	108,283,666	108,234,934	108,211,936	108,208,918	108,143,694
________

(a)
Amounts for the three and twelve months ended September 30, 2018 include $3.1 million and $17.9 million, respectively, of property expenses related to two hotel operating properties, one of which we sold in April 2018.

(b)	Amounts for the three months ended September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Third Quarter 2018

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Revenues
Asset management revenue	$17,349	$17,268	$16,985	$16,854	$17,938
Structuring revenue	6,553	4,426	1,739	6,217	9,817
Reimbursable costs from affiliates	6,042	5,537	5,304	6,055	6,211
Other advisory revenue	110	—	190	—	99
Dealer manager fees	—	—	—	—	105
	30,054	27,231	24,218	29,126	34,170
Operating Expenses
Reimbursable costs from affiliates	6,042	5,537	5,304	6,055	6,211
General and administrative	4,514	5,843	6,518	6,011	6,002
Subadvisor fees (a)	3,127	1,855	2,032	2,002	5,206
Stock-based compensation expense	1,095	1,708	3,913	2,041	2,755
Depreciation and amortization	988	963	1,037	1,064	1,070
Restructuring and other compensation (b)	—	—	—	289	1,356
Dealer manager fees and expenses	—	—	—	—	462
	15,766	15,906	18,804	17,462	23,062
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs	13,664	9,029	11,967	13,395	12,578
Other gains and (losses)	678	956	124	762	349
	14,342	9,985	12,091	14,157	12,927
Income before income taxes	28,630	21,310	17,505	25,821	24,035
(Provision for) benefit from income taxes	(2,291)	(4,945)	2,469	(4,761)	(249)
Net Income from Investment Management Attributable to W. P. Carey	$26,339	$16,365	$19,974	$21,060	$23,786

Basic Earnings Per Share	$0.24	$0.15	$0.18	$0.19	$0.22
Diluted Earnings Per Share	$0.24	$0.15	$0.18	$0.19	$0.22
Weighted-Average Shares Outstanding
Basic	108,073,969	108,059,394	108,057,940	108,041,556	108,019,292
Diluted	108,283,666	108,234,934	108,211,936	108,208,918	108,143,694
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with CCIF’s subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended December 31, 2017 and September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Third Quarter 2018

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Net income attributable to W. P. Carey	$77,348	$75,681	$65,274	$75,209	$80,278
Adjustments:
Depreciation and amortization of real property	66,493	63,073	64,580	62,603	62,621
Gain on sale of real estate, net	(343)	(11,912)	(6,732)	(11,146)	(19,257)
Impairment charges	—	—	4,790	2,769	—
Proportionate share of adjustments for noncontrolling interests	(2,693)	(2,729)	(2,782)	(2,696)	(2,692)
Proportionate share of adjustments to equity in net income of partially owned entities	(651)	902	1,252	877	866
Total adjustments	62,806	49,334	61,108	52,407	41,538
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	140,154	125,015	126,382	127,616	121,816
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	13,224	12,303	11,802	17,922	12,459
Other amortization and non-cash items (c)	(4,829)	(7,437)	5,146	2,198	6,208
Tax expense (benefit) – deferred	3,918	3,028	(12,155)	(10,497)	(1,234)
Straight-line and other rent adjustments	(3,431)	(2,637)	(2,296)	(2,002)	(3,212)
Stock-based compensation	2,475	3,698	8,219	4,268	4,635
Amortization of deferred financing costs	1,901	1,905	(194)	2,043	2,184
Merger and other expenses (d)	1,673	2,692	(37)	(533)	65
Realized losses (gains) on foreign currency	191	627	(1,515)	(472)	(449)
(Gain) loss on extinguishment of debt	(43)	—	1,609	(81)	1,566
Restructuring and other compensation (e)	—	—	—	289	1,356
Proportionate share of adjustments to equity in net income of partially owned entities	3,860	3,635	1,752	2,884	3,064
Proportionate share of adjustments for noncontrolling interests	664	(230)	(343)	(1,573)	(216)
Total adjustments	19,603	17,584	11,988	14,446	26,426
AFFO Attributable to W. P. Carey (a)	$159,757	$142,599	$138,370	$142,062	$148,242

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$140,154	$125,015	$126,382	$127,616	$121,816
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.29	$1.16	$1.16	$1.18	$1.13
AFFO attributable to W. P. Carey (a)	$159,757	$142,599	$138,370	$142,062	$148,242
AFFO attributable to W. P. Carey per diluted share (a)	$1.48	$1.32	$1.28	$1.31	$1.37
Diluted weighted-average shares outstanding	108,283,666	108,234,934	108,211,936	108,208,918	108,143,694
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(c)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(d)	Amounts for the three months ended September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(e)
Amounts for the three months ended December 31, 2017 and September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Third Quarter 2018

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Net income from Real Estate attributable to W. P. Carey	$51,009	$59,316	$45,300	$54,149	$56,492
Adjustments:
Depreciation and amortization of real property	66,493	63,073	64,580	62,603	62,621
Gain on sale of real estate, net	(343)	(11,912)	(6,732)	(11,146)	(19,257)
Impairment charges	—	—	4,790	2,769	—
Proportionate share of adjustments for noncontrolling interests	(2,693)	(2,729)	(2,782)	(2,696)	(2,692)
Proportionate share of adjustments to equity in net income of partially owned entities	(651)	902	1,252	877	866
Total adjustments	62,806	49,334	61,108	52,407	41,538
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (a)	113,815	108,650	106,408	106,556	98,030
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	13,224	12,303	11,802	17,922	12,459
Other amortization and non-cash items (c)	(5,174)	(7,176)	4,826	2,260	6,808
Tax benefit – deferred	(3,556)	(1,767)	(9,518)	(15,047)	(2,694)
Straight-line and other rent adjustments	(3,431)	(2,637)	(2,296)	(2,002)	(3,212)
Amortization of deferred financing costs	1,901	1,905	(194)	2,043	2,184
Merger and other expenses (d)	1,673	2,692	(37)	(533)	65
Stock-based compensation	1,380	1,990	4,306	2,227	1,880
Realized losses (gains) on foreign currency	197	633	(1,558)	(477)	(454)
(Gain) loss on extinguishment of debt	(43)	—	1,609	(81)	1,566
Proportionate share of adjustments to equity in net income of partially owned entities	519	99	(71)	41	(79)
Proportionate share of adjustments for noncontrolling interests	664	(230)	(343)	(1,573)	(216)
Total adjustments	7,354	7,812	8,526	4,780	18,307
AFFO Attributable to W. P. Carey – Real Estate (a)	$121,169	$116,462	$114,934	$111,336	$116,337

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (a)	$113,815	$108,650	$106,408	$106,556	$98,030
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (a)	$1.05	$1.01	$0.98	$0.99	$0.91
AFFO attributable to W. P. Carey – Real Estate (a)	$121,169	$116,462	$114,934	$111,336	$116,337
AFFO attributable to W. P. Carey per diluted share – Real Estate (a)	$1.12	$1.08	$1.06	$1.03	$1.07
Diluted weighted-average shares outstanding	108,283,666	108,234,934	108,211,936	108,208,918	108,143,694
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(c)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(d)	Amounts for the three months ended September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

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W. P. Carey Inc.
Financial Results – Third Quarter 2018

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Net income from Investment Management attributable to W. P. Carey	$26,339	$16,365	$19,974	$21,060	$23,786
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (a)	26,339	16,365	19,974	21,060	23,786
Adjustments:
Tax expense (benefit) – deferred	7,474	4,795	(2,637)	4,550	1,460
Stock-based compensation	1,095	1,708	3,913	2,041	2,755
Other amortization and non-cash items (b)	345	(261)	320	(62)	(600)
Realized (gains) losses on foreign currency	(6)	(6)	43	5	5
Restructuring and other compensation (c)	—	—	—	289	1,356
Proportionate share of adjustments to equity in net income of partially owned entities	3,341	3,536	1,823	2,843	3,143
Total adjustments	12,249	9,772	3,462	9,666	8,119
AFFO Attributable to W. P. Carey – Investment Management (a)	$38,588	$26,137	$23,436	$30,726	$31,905

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (a)	$26,339	$16,365	$19,974	$21,060	$23,786
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (a)	$0.24	$0.15	$0.18	$0.19	$0.22
AFFO attributable to W. P. Carey – Investment Management (a)	$38,588	$26,137	$23,436	$30,726	$31,905
AFFO attributable to W. P. Carey per diluted share – Investment Management (a)	$0.36	$0.24	$0.22	$0.28	$0.30
Diluted weighted-average shares outstanding	108,283,666	108,234,934	108,211,936	108,208,918	108,143,694
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)	Primarily represents unrealized gains and losses from foreign exchange movements.

(c)	Amounts for the three months ended December 31, 2017 and September 30, 2017 represent restructuring expenses resulting from our previously announced exit from non-traded retail fundraising activities.

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W. P. Carey Inc.
Financial Results – Third Quarter 2018

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended September 30, 2018.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,810	$(6,078)	$9,236	(c)
Reimbursable tenant costs	29	(143)	(156)
Operating property revenues:
Hotel revenues	—	—	—
Lease termination income and other	—	(1)	(14)

Investment Management:
Asset management revenue	—	—	—
Structuring revenue	—	—	403	(d)
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	334	(2,700)	(64,156)	(e)
General and administrative	—	(5)	—
Reimbursable tenant and affiliate costs	29	(143)	(156)
Property expenses, excluding reimbursable tenant costs:
Hotel expenses	—	—	—
Non-reimbursable property expenses	8	30	(87)	(d)
Subadvisor fees (f)	—	—	—
Stock-based compensation expense	—	—	(2,475)	(d)
Merger and other expenses	—	—	(1,673)	(g)

Other Income and Expenses
Interest expense	(623)	542	1,952	(h)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs	—	(496)	—
Joint ventures	(4,937)	(1)	565	(i)
Income related to our ownership in the Managed Programs	—	—	3,341	(j)
Other gains and (losses)	1	23	(5,143)	(k)

Provision for income taxes	(459)	(889)	5,571	(l)
Gain on sale of real estate, net of tax	1,550	—	(1,893)
Net income attributable to noncontrolling interests	—	4,225	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $12.9 million and the elimination of non-cash amounts related to straight-line rent and other of $3.7 million.

(d)	Adjustment to exclude a non-cash item.

(e)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(f)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

(g)	Adjustment primarily to exclude costs incurred in connection with the CPA:17 Merger.

(h)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(i)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

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W. P. Carey Inc.
Financial Results – Third Quarter 2018

(j)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(k)	Represents eliminations of gains (losses) related to the extinguishment of debt, foreign currency, unrealized gains (losses) on derivatives and other items.

(l)	Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Third Quarter 2018

Capital Expenditures
In thousands. For the three months ended September 30, 2018.

Tenant Improvements and Leasing Costs
Tenant improvements	$250
Leasing costs	863
Tenant Improvements and Leasing Costs	1,113

Maintenance Capital Expenditures
Operating property	23
Net-lease properties	—
Maintenance Capital Expenditures	23

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$1,136

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W. P. Carey Inc.
Balance Sheets and Capitalization
Third Quarter 2018

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2018

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Sep. 30, 2018	Dec. 31, 2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,794,494	$5,457,265
Net investments in direct financing leases	702,151	721,607
In-place lease and other intangible assets	1,199,785	1,213,976
Above-market rent intangible assets	626,390	640,480
Investments in real estate	8,322,820	8,033,328
Accumulated depreciation and amortization (b)	(1,485,056)	(1,329,613)
Assets held for sale, net (c)	108,730	—
Net investments in real estate	6,946,494	6,703,715
Equity investments in the Managed Programs and real estate (d)	366,306	341,457
Cash and cash equivalents	176,612	162,312
Due from affiliates	82,547	105,308
Other assets, net	305,295	274,650
Goodwill	641,734	643,960
Total assets	$8,518,988	$8,231,402

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,007,453	$2,474,661
Unsecured revolving credit facility	696,380	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	959,951	1,185,477
Debt, net	4,663,784	4,265,267
Accounts payable, accrued expenses and other liabilities	265,676	263,053
Below-market rent and other intangible liabilities, net	105,898	113,957
Deferred income taxes	98,933	67,009
Dividends payable	111,688	109,766
Total liabilities	5,245,979	4,819,052
Redeemable noncontrolling interest	1,300	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 107,214,394 and 106,922,616 shares, respectively, issued and outstanding	107	107
Additional paid-in capital	4,445,426	4,433,573
Distributions in excess of accumulated earnings	(1,165,914)	(1,052,064)
Deferred compensation obligation	36,159	46,656
Accumulated other comprehensive loss	(254,055)	(236,011)
Total stockholders' equity	3,061,723	3,192,261
Noncontrolling interests	209,986	219,124
Total equity	3,271,709	3,411,385
Total liabilities and equity	$8,518,988	$8,231,402
________

(a)
Includes $42.4 million and $83.0 million of amounts attributable to operating properties as of September 30, 2018 and December 31, 2017, respectively. We sold one hotel operating property in April 2018.

(b)
Includes $707.6 million and $630.0 million of accumulated depreciation on buildings and improvements as of September 30, 2018 and December 31, 2017, respectively, and $777.4 million and $699.7 million of accumulated amortization on lease intangibles as of September 30, 2018 and December 31, 2017, respectively.

(c)	At September 30, 2018, we had nine properties leased to the same tenant classified as Assets held for sale, net.

(d)
Our equity investments in the Managed Programs totaled $230.3 million and $201.4 million as of September 30, 2018 and December 31, 2017, respectively. Our equity investments in real estate joint ventures totaled $136.0 million and $140.0 million as of September 30, 2018 and December 31, 2017, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2018

Capitalization
In thousands, except share and per share amounts. As of September 30, 2018.

Description	Shares	Share Price	Market Value
Equity
Common equity	107,214,394	$64.31	$6,894,958
Preferred equity			—
Total Equity Market Capitalization			6,894,958

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			981,201
Unsecured revolving credit facility (due February 22, 2021)			696,380
Senior unsecured notes:
Due January 20, 2023			578,800
Due April 1, 2024			500,000
Due July 19, 2024			578,800
Due February 1, 2025			450,000
Due October 1, 2026			350,000
Due April 15, 2027			578,800
Total Pro Rata Debt			4,713,981

Total Capitalization			$11,608,939
________

(a)	Excludes unamortized deferred financing costs totaling $17.8 million and unamortized discount, net totaling $14.4 million as of September 30, 2018.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2018

Debt Overview
Dollars in thousands. Pro rata. As of September 30, 2018.

	USD-Denominated		EUR-Denominated		GBP-Denominated		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (a) (b) (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt
Fixed	$712,524	5.6%	$107,351	4.3%	$10,190	5.6%	$830,065	17.6%	5.5%	4.0
Variable:
Swapped	86,860	4.9%	1,931	8.5%	—	—%	88,791	1.9%	5.0%	2.6
Floating	44,604	4.1%	—	—%	—	—%	44,604	0.9%	4.1%	1.4
Capped	—	—%	17,741	3.3%	—	—%	17,741	0.4%	3.3%	2.8
Total Pro Rata Non-Recourse Debt	843,988	5.5%	127,023	4.2%	10,190	5.6%	981,201	20.8%	5.3%	3.7

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	578,800	2.0%	—	—%	578,800	12.3%	2.0%	4.3
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	10.6%	4.6%	5.5
Due July 19, 2024	—	—%	578,800	2.3%	—	—%	578,800	12.3%	2.3%	5.8
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	9.5%	4.0%	6.4
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	7.4%	4.3%	8.0
Due April 15, 2027	—	—%	578,800	2.1%	—	—%	578,800	12.3%	2.1%	8.5
Total Senior Unsecured Notes	1,300,000	4.3%	1,736,400	2.1%	—	—%	3,036,400	64.4%	3.1%	6.3
Variable:
Unsecured revolving credit facility (due February 22, 2021) (c)	247,000	3.2%	449,380	1.0%	—	—%	696,380	14.8%	1.8%	2.4
Total Recourse Debt	1,547,000	4.1%	2,185,780	1.9%	—	—%	3,732,780	79.2%	2.8%	5.6

Total Pro Rata Debt Outstanding	$2,390,988	4.6%	$2,312,803	2.0%	$10,190	5.6%	$4,713,981	100.0%	3.3%	5.2
________

(a)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $17.8 million and unamortized discount, net totaling $14.4 million as of September 30, 2018.

(c)
Depending on the currency, we incurred interest at either London Interbank Offered Rate (LIBOR) or Euro Interbank Offered Rate (EURIBOR) plus 1.00% on our Unsecured revolving credit facility. EURIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $803.6 million as of September 30, 2018. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2018

Debt Maturity
Dollars in thousands. Pro rata. As of September 30, 2018.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2018	1	$3,213	6.8%	$21,377	$21,377	0.5%
2019	9	15,575	6.3%	43,977	46,991	1.0%
2020	22	47,652	5.0%	221,052	241,502	5.1%
2021	14	24,705	5.5%	106,973	120,342	2.5%
2022	30	43,403	5.1%	202,189	232,706	4.9%
2023	25	37,047	5.1%	91,087	129,742	2.8%
2024	22	20,880	5.9%	3,444	51,393	1.1%
2025	13	14,886	4.8%	52,574	85,308	1.8%
2026	7	10,252	6.6%	18,992	41,710	0.9%
2027	1	2,423	5.8%	—	10,130	0.2%
Total Pro Rata Non-Recourse Debt	144	$220,036	5.3%	$761,665	981,201	20.8%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023			2.0%		578,800
Due April 1, 2024			4.6%		500,000
Due July 19, 2024			2.3%		578,800
Due February 1, 2025			4.0%		450,000
Due October 1, 2026			4.3%		350,000
Due April 15, 2027			2.1%		578,800
Total Senior Unsecured Notes			3.1%		3,036,400	64.4%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			1.8%		696,380	14.8%
Total Recourse Debt			2.8%		3,732,780	79.2%

Total Pro Rata Debt Outstanding			3.3%		$4,713,981	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized deferred financing costs totaling $17.8 million and unamortized discount, net totaling $14.4 million as of September 30, 2018.

(d)
Depending on the currency, we incurred interest at either LIBOR or EURIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $803.6 million as of September 30, 2018. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2018

Senior Unsecured Notes
As of September 30, 2018.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Sep. 30, 2018
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	46.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	9.4%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.8x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	187.0%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
Third Quarter 2018

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Sep. 30, 2018	Total Funded Through Sep. 30, 2018	Maximum Commitment
Tenant	Location								Remaining	Total
Auria Solutions Ltd.	Holmesville, OH	Expansion	Industrial	Q4 2018	32,000	17	$—	$—	$3,140	$3,140
Nord Anglia Education, Inc. (b)	Coconut Creek, FL	Build-to-Suit	Education	Q4 2018	130,000	25	1,507	20,131	3,842	24,810
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c) (d)	Germany	Renovation	Retail	Q2 2019	N/A	18	—	2,901	5,403	8,304
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c)	Germany	Renovation	Retail	Q2 2019	N/A	18	—	366	5,306	5,672
Nippon Express Co., Ltd. (c)	Rotterdam, The Netherlands	Expansion	Industrial	Q3 2019	353,239	10	18	93	19,765	19,858
Astellas US Holding, Inc. (e)	Westborough, MA	Redevelopment	Laboratory	Q2 2020	10,063	18	8	8	51,669	51,677
Total					525,302		$1,533	$23,499	$89,125	$113,461
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Interest earned on the funding for these properties is excluded from the remaining commitments.

(c)	Commitment amounts are based on the exchange rate of the euro at period end.

(d)
This project related to a jointly owned investment that we consolidated, and in which our affiliate, CPA:17 – Global, had a 36.52% equity interest. Following the completion of the CPA:17 Merger on October 31, 2018, we wholly own this investment. Funding and commitment amounts are presented on a pro rata basis. On a consolidated basis, (i) the total amount funded through September 30, 2018 was $4.6 million, (ii) the remaining commitment was $8.5 million and (iii) the total maximum commitment was $13.1 million.

(e)	This redevelopment project also includes renovations to the existing property, which has 250,813 square feet.

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W. P. Carey Inc.
Real Estate – Third Quarter 2018

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the nine months ended September 30, 2018.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q18
LKQ Corporation	Sellersburg, IN	$6,108	Feb-18	Warehouse	75,375
Undisclosed (3 properties) (a)	Appleton, Madison and Waukesha, WI	79,109	Mar-18	Retail, Warehouse	771,354
1Q18 Total		85,217			846,729

2Q18
Forterra, Inc. (b)	Bessemer, AL	85,527	Jun-18	Industrial	1,020,422
Danske Fragtmænd A/S (15 properties) (c)	Various, Denmark	186,589	Jun-18	Warehouse, Office	1,986,823
2Q18 Total		272,116			3,007,245

3Q18
Intergamma Bouwmarkten B.V. (36 properties) (c)	Various, The Netherlands	177,821	Jul-18	Retail	1,517,473
AMCO Dutchland, LLC	Oostburg, Wisconsin	9,148	Jul-18	Industrial	165,442
The Learning Network B.V. (c)	Kampen, The Netherlands	22,886	Jul-18	Warehouse	347,255
Sonae MC (c)	Azambuja, Portugal	49,883	Sep-18	Warehouse	534,062
3Q18 Total		259,738			2,564,232

Year-to-Date Total		617,071			6,418,206

Completed Capital Investment Projects
1Q18
Nord Anglia Education, Inc. (d)	Houston, TX	20,977	Jan-18	Education Facility	98,678
1Q18 Total		20,977			98,678

2Q18
Schlage Lock Company LLC (c)	Zawiercie, Poland	11,386	Apr-18	Industrial	155,108
Auria Solutions Ltd.	Albemarle and Old Fort, NC	2,180	Apr-18	Industrial	N/A
Griffith Foods Group Inc. (e)	Chicago, IL	3,511	Jun-18	Industrial	N/A
2Q18 Total		17,077			155,108

3Q18
Nord Anglia Education, Inc.	Windermere, FL	15,083	Aug-18	Education Facility	40,755
Dick’s Sporting Goods, Inc.	Kennesaw, GA	5,530	Aug-18	Retail	N/A
Ontex BVBA (c)	Radomsko, Poland	15,966	Aug-18	Industrial	281,067
3Q18 Total		36,579			321,822

Year-to-Date Total		74,633			575,608

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$691,704			6,993,814
________

(a)	Tenant undisclosed under terms of the lease agreement.

(b)	Property was acquired in exchange for 23 properties, which were transferred back to the same tenant in a nonmonetary swap transaction. Amount is based on the fair value of the property acquired.

(c)	Amount reflects the applicable exchange rate on the date of the transaction.

(d)	Rent related to this project commenced on March 1, 2018.

(e)	Rent related to this project commenced on July 1, 2018.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the nine months ended September 30, 2018.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q18
Carl Leipold GmbH (a)	Bunde, Germany	$1,217	Mar-18	Industrial, Office	36,797
Compass Group USA, Inc. (b)	Lafayette, LA	1,650	Mar-18	Office	33,818
Multiple tenants	Nashville, TN	12,600	Mar-18	Office	64,693
IAC Soft Trim Properties, LLC	Springfield, TN	4,250	Mar-18	Industrial	144,072
Mantsinen Group Ltd. Oy (a)	Ylämylly, Finland	15,769	Mar-18	Industrial	172,083
1Q18 Total		35,486			451,463

2Q18
DoubleTree	Memphis, TN	38,950	Apr-18	Hotel	42,500
Vacant	Orlando, FL	3,800	May-18	Warehouse	58,827
Forterra, Inc. (23 properties) (a) (c)	Various, United States (20 properties) and Canada (3 properties)	85,527	Jun-18	Industrial	1,853,830
2Q18 Total		128,277			1,955,157

3Q18
Inghams Enterprises Pty. Limited (3 properties) (a)	Cardiff, Maldon and Pakenham, Australia	18,339	Aug-18	Industrial	89,492
Waldaschaff Automotive GmbH (sold 33.3% interest) (a)	Waldaschaff, Germany	2,591	Aug-18	Industrial	179,122
3Q18 Total		20,930			268,614

Year-to-Date Total Dispositions		$184,693			2,675,234
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	This multi-tenant property had approximately 25,000 vacant square feet as of the date of disposition.

(c)	Properties were disposed of in exchange for one property acquired from the same tenant valued at this amount in a nonmonetary swap transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Joint Ventures
Dollars in thousands. As of September 30, 2018.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d) (e)
Wanbishi Archives Co. Ltd. (f)	CPA:17 – Global	3.00%	$—	$2,691	$—	$81
Jumbo Logistiek Vastgoed B.V. (f)	CPA:17 – Global	15.00%	72,634	14,419	10,895	2,163
ALSO Actebis GmbH (f)	CPA:17 – Global	30.00%	—	3,918	—	1,175
Wagon Automotive GmbH (f)	CPA:17 – Global	33.33%	—	2,028	—	676
Frontier Spinning Mills, Inc.	CPA:17 – Global	40.00%	—	5,342	—	2,137
The New York Times Company	CPA:17 – Global	45.00%	99,121	27,656	44,605	12,445
Total Unconsolidated Joint Ventures			171,755	56,054	55,500	18,677

Consolidated Joint Ventures
Berry Global Inc. (e) (g)	CPA:17 – Global	50.00%	22,684	7,587	11,342	3,793
Tesco Global Aruhazak Zrt. (e) (f)	CPA:17 – Global	51.00%	34,786	6,691	17,741	3,412
Dick’s Sporting Goods, Inc. (e) (g)	CPA:17 – Global	55.10%	18,541	3,581	10,216	1,973
Hellweg Die Profi-Baumärkte GmbH & Co. KG (e) (f) (g)	CPA:17 – Global	63.48%	—	32,869	—	20,865
Eroski Sociedad Cooperativa (e) (f)	CPA:17 – Global	70.00%	—	2,496	—	1,747
U-Haul Moving Partners, Inc. and Mercury Partners, LP (e)	CPA:17 – Global	88.46%	—	36,008	—	31,853
McCoy-Rockford, Inc.	Third party	90.00%	3,306	871	2,974	784
Total Consolidated Joint Ventures			79,317	90,103	42,273	64,427
Total Unconsolidated and Consolidated Joint Ventures			$251,072	$146,157	$97,773	$83,104
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.5 million and unamortized premium, net totaling $0.2 million as of September 30, 2018.

(c)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized premium, net totaling $0.1 million as of September 30, 2018.

(d)	Excludes a preferred equity position in a jointly owned investment, Beach House JV, LLC, which did not have debt outstanding or ABR as of September 30, 2018.

(e)	Following the completion of the CPA:17 Merger on October 31, 2018, we consolidate these wholly owned investments.

(f)	Amounts are based on the applicable exchange rate at the end of the period.

(g)	Excludes certain properties leased to the tenants that we consolidate and in which we have a 100% ownership interest.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Top Ten Tenants
Dollars in thousands. Pro rata. As of September 30, 2018.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a) (b)	Do-it-yourself retail properties in Germany	53	$35,390	5.0%	18.4
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	31,853	4.5%	5.6
State of Andalucia (a)	Government office properties in Spain	70	28,599	4.0%	16.2
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	70	21,490	3.0%	11.6
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	2.8%	5.1
Forterra, Inc. (a) (c)	Industrial properties in the U.S. and Canada	27	18,032	2.5%	24.7
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	16,633	2.3%	23.9
OBI Group (a)	Do-it-yourself retail properties in Poland	18	16,174	2.3%	5.6
True Value Company	Distribution facilities in the U.S.	7	15,993	2.3%	4.3
UTI Holdings, Inc.	Automotive technical training facilities in the U.S.	5	14,628	2.0%	5.5
Total (d)		349	$218,857	30.7%	12.5
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	At September 30, 2018, nine properties leased to this tenant with total ABR of $7.8 million were classified as held for sale.

(c)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Diversification by Property Type
In thousands, except percentages. Pro rata. As of September 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
Industrial	$140,988	19.8%	27,420	30.7%	$84,356	17.1%	17,230	26.9%
Office	99,866	14.0%	6,070	6.8%	39,629	8.0%	2,811	4.4%
Retail	29,411	4.1%	2,337	2.6%	22,483	4.6%	1,743	2.7%
Warehouse	78,056	10.9%	15,487	17.3%	41,081	8.3%	8,409	13.2%
Education Facility	32,913	4.6%	1,997	2.3%	18,284	3.7%	936	1.5%
Other (c)	79,447	11.1%	6,273	7.0%	56,790	11.5%	4,861	7.6%
U.S. Total	460,681	64.5%	59,584	66.7%	262,623	53.2%	35,990	56.3%

International
Industrial	58,113	8.1%	10,040	11.2%	57,963	11.7%	10,029	15.7%
Office	64,105	9.0%	4,744	5.3%	50,802	10.3%	4,168	6.5%
Retail (d)	93,754	13.2%	9,086	10.2%	93,754	19.0%	9,086	14.2%
Warehouse	37,191	5.2%	5,850	6.6%	28,666	5.8%	4,698	7.3%
Education Facility	—	—%	—	—%	—	—%	—	—%
Other	—	—%	—	—%	—	—%	—	—%
International Total	253,163	35.5%	29,720	33.3%	231,185	46.8%	27,981	43.7%

Total
Industrial	199,101	27.9%	37,460	41.9%	142,319	28.8%	27,259	42.6%
Office	163,971	23.0%	10,814	12.1%	90,431	18.3%	6,979	10.9%
Retail (d)	123,165	17.3%	11,423	12.8%	116,237	23.6%	10,829	16.9%
Warehouse	115,247	16.1%	21,337	23.9%	69,747	14.1%	13,107	20.5%
Education Facility	32,913	4.6%	1,997	2.3%	18,284	3.7%	936	1.5%
Other (c)	79,447	11.1%	6,273	7.0%	56,790	11.5%	4,861	7.6%
Total (e)	$713,844	100.0%	89,304	100.0%	$493,808	100.0%	63,971	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes ABR from tenants with the following property types: self storage (net lease), hotel (net lease), laboratory, theater, fitness facility and student housing (net lease).

(d)	Includes automotive dealerships.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of September 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (b)	$133,142	18.6%	16,588	18.6%	$106,176	21.5%	11,457	17.9%
Consumer Services	74,675	10.5%	5,704	6.4%	57,624	11.7%	4,484	7.0%
Automotive	55,207	7.7%	8,767	9.8%	48,536	9.8%	7,633	11.9%
Sovereign and Public Finance	41,772	5.8%	3,364	3.8%	32,161	6.5%	3,000	4.7%
Cargo Transportation	41,142	5.8%	5,847	6.5%	34,686	7.0%	5,410	8.5%
Construction and Building	38,549	5.4%	7,464	8.4%	26,827	5.4%	5,492	8.6%
Healthcare and Pharmaceuticals	36,623	5.1%	2,299	2.6%	22,707	4.6%	1,370	2.2%
Hotel, Gaming and Leisure	35,392	5.0%	2,254	2.5%	15,240	3.1%	1,040	1.6%
Beverage, Food and Tobacco	29,698	4.2%	6,787	7.6%	29,698	6.0%	6,787	10.6%
Containers, Packaging and Glass	27,724	3.9%	5,325	6.0%	9,930	2.0%	1,924	3.0%
Media: Advertising, Printing and Publishing	23,409	3.3%	1,588	1.8%	4,877	1.0%	655	1.0%
Capital Equipment	21,156	3.0%	3,522	3.9%	16,327	3.3%	2,457	3.8%
High Tech Industries	20,974	2.9%	1,880	2.1%	11,409	2.3%	934	1.5%
Grocery	14,751	2.1%	1,762	2.0%	8,350	1.7%	922	1.4%
Business Services	14,185	2.0%	1,723	1.9%	10,192	2.1%	1,473	2.3%
Durable Consumer Goods	13,810	1.9%	2,833	3.2%	5,532	1.1%	1,486	2.3%
Aerospace and Defense	10,828	1.5%	1,115	1.2%	6,646	1.3%	788	1.2%
Chemicals, Plastics and Rubber	10,236	1.4%	1,273	1.4%	3,899	0.8%	603	1.0%
Banking	9,920	1.4%	706	0.8%	1,956	0.4%	110	0.2%
Wholesale	9,798	1.4%	1,623	1.8%	3,885	0.8%	706	1.1%
Non-Durable Consumer Goods	9,323	1.3%	2,164	2.4%	7,029	1.4%	1,636	2.6%
Metals and Mining	8,995	1.3%	1,341	1.5%	3,385	0.7%	772	1.2%
Oil and Gas	8,228	1.1%	333	0.4%	8,228	1.7%	333	0.5%
Insurance	7,743	1.1%	401	0.4%	7,743	1.6%	401	0.6%
Telecommunications	7,155	1.0%	418	0.5%	3,215	0.7%	166	0.3%
Other (c)	9,409	1.3%	2,223	2.5%	7,550	1.5%	1,932	3.0%
Total (d)	$713,844	100.0%	89,304	100.0%	$493,808	100.0%	63,971	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: electricity, media: broadcasting and subscription, forest products and paper and environmental industries. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Diversification by Geography
In thousands, except percentages. Pro rata. As of September 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
South
Texas	$57,876	8.1%	7,702	8.6%	$33,690	6.8%	4,925	7.7%
Florida	29,912	4.2%	2,639	3.0%	26,765	5.4%	2,383	3.7%
Georgia	21,388	3.0%	3,210	3.6%	16,173	3.3%	2,343	3.7%
Tennessee	13,229	1.9%	1,983	2.2%	5,675	1.1%	1,190	1.9%
Alabama	10,135	1.4%	1,920	2.2%	10,135	2.1%	1,920	3.0%
Other (c)	5,888	0.8%	1,096	1.2%	5,226	1.1%	937	1.5%
Total South	138,428	19.4%	18,550	20.8%	97,664	19.8%	13,698	21.5%

East
Massachusetts	20,606	2.9%	1,390	1.6%	16,954	3.4%	1,183	1.8%
North Carolina	19,119	2.7%	4,517	5.1%	12,119	2.5%	3,238	5.1%
New Jersey	19,023	2.7%	1,097	1.2%	8,548	1.7%	601	0.9%
New York	18,603	2.6%	1,178	1.3%	758	0.2%	66	0.1%
Pennsylvania	15,433	2.1%	2,525	2.8%	8,433	1.7%	1,633	2.6%
Virginia	7,678	1.1%	1,025	1.1%	6,923	1.4%	531	0.8%
Other (c)	25,180	3.5%	4,916	5.5%	10,868	2.2%	2,515	3.9%
Total East	125,642	17.6%	16,648	18.6%	64,603	13.1%	9,767	15.2%

West
California	41,998	5.9%	3,187	3.6%	15,085	3.0%	1,451	2.3%
Arizona	27,054	3.8%	3,049	3.4%	8,577	1.7%	684	1.1%
Colorado	10,012	1.4%	864	1.0%	6,306	1.3%	509	0.8%
Other (c)	27,063	3.7%	3,225	3.6%	17,279	3.5%	1,943	3.0%
Total West	106,127	14.8%	10,325	11.6%	47,247	9.5%	4,587	7.2%

Midwest
Illinois	21,424	3.0%	3,111	3.5%	9,229	1.9%	1,637	2.5%
Michigan	12,288	1.7%	1,456	1.6%	12,288	2.5%	1,456	2.3%
Indiana	9,785	1.4%	1,493	1.7%	3,604	0.7%	508	0.8%
Wisconsin	9,719	1.4%	1,750	2.0%	8,362	1.7%	1,580	2.5%
Minnesota	9,098	1.3%	904	1.0%	7,378	1.5%	644	1.0%
Ohio	8,285	1.1%	1,822	2.0%	4,231	0.9%	959	1.5%
Other (c)	19,885	2.8%	3,525	3.9%	8,017	1.6%	1,154	1.8%
Total Midwest	90,484	12.7%	14,061	15.7%	53,109	10.8%	7,938	12.4%
U.S. Total	460,681	64.5%	59,584	66.7%	262,623	53.2%	35,990	56.3%

International
Germany	56,923	8.0%	5,751	6.5%	53,232	10.8%	5,539	8.6%
United Kingdom	33,264	4.7%	2,324	2.6%	31,260	6.3%	2,111	3.3%
Spain	30,346	4.2%	2,927	3.3%	30,346	6.1%	2,927	4.6%
The Netherlands	29,189	4.1%	4,098	4.6%	25,930	5.2%	3,657	5.7%
Poland	20,089	2.8%	2,625	2.9%	20,089	4.1%	2,625	4.1%
France	14,529	2.0%	1,266	1.4%	6,471	1.3%	1,024	1.6%
Denmark	12,242	1.7%	1,987	2.2%	12,242	2.5%	1,987	3.1%
Finland	11,605	1.6%	949	1.1%	11,605	2.3%	949	1.5%
Canada	11,119	1.6%	1,817	2.0%	11,119	2.3%	1,817	2.8%
Australia	10,629	1.5%	3,183	3.6%	10,629	2.2%	3,183	5.0%
Other (d)	23,228	3.3%	2,793	3.1%	18,262	3.7%	2,162	3.4%
International Total	253,163	35.5%	29,720	33.3%	231,185	46.8%	27,981	43.7%
Total (e)	$713,844	100.0%	89,304	100.0%	$493,808	100.0%	63,971	100.0%
________

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Third Quarter 2018

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Louisiana, Arkansas, Mississippi and Oklahoma. Other properties within East include assets in Connecticut, Kentucky, South Carolina, Maryland, New Hampshire and West Virginia. Other properties within West include assets in Utah, Washington, Nevada, Oregon, New Mexico, Wyoming, Alaska and Montana. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, South Dakota and North Dakota.

(d)	Includes assets in Norway, Hungary, Austria, Mexico, Portugal, Sweden, Belgium and Japan.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of September 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$286,121	40.1%	33,670	37.7%	$211,242	42.8%	23,767	37.2%
CPI-based	197,573	27.7%	26,178	29.3%	138,766	28.1%	20,288	31.7%
Fixed	196,984	27.6%	25,850	29.0%	131,034	26.5%	17,873	27.9%
Other (b)	26,625	3.7%	1,837	2.1%	10,525	2.1%	801	1.3%
None	6,541	0.9%	575	0.6%	2,241	0.5%	220	0.3%
Vacant	—	—%	1,194	1.3%	—	—%	1,022	1.6%
Total (c)	$713,844	100.0%	89,304	100.0%	$493,808	100.0%	63,971	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – Third Quarter 2018

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from September 30, 2017 to September 30, 2018. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of September 30, 2018.

	ABR
Property Type	As of Sep. 30, 2018	As of Sep. 30, 2017	Increase	% Increase
Industrial	$167,107	$164,041	$3,066	1.9%
Office	148,071	145,812	2,259	1.5%
Retail (a)	96,754	95,347	1,407	1.5%
Warehouse	93,614	92,178	1,436	1.6%
Education Facility	22,844	22,364	480	2.1%
Other (b)	71,076	71,041	35	—%
Total	$599,466	$590,783	$8,683	1.5%

Rent Adjustment Measure
(Uncapped) CPI	$253,890	$250,406	$3,484	1.4%
CPI-based	167,124	164,396	2,728	1.7%
Fixed	145,286	142,813	2,473	1.7%
Other (c)	26,625	26,627	(2)	—%
None	6,541	6,541	—	—%
Total	$599,466	$590,783	$8,683	1.5%

Geography
U.S.	$394,549	$388,932	$5,617	1.4%
Europe	180,725	178,215	2,510	1.4%
Other International (d)	24,192	23,636	556	2.4%
Total	$599,466	$590,783	$8,683	1.5%

Same Store Portfolio Summary
Number of properties	781
Square footage (in thousands)	72,670
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: self storage (net lease), hotel (net lease), theater, fitness facility and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Australia, Mexico and Japan.

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W. P. Carey Inc.
Real Estate – Third Quarter 2018

Leasing Activity
For the three months ended September 30, 2018, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements ($’000s)	Leasing Commissions ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($’000s)	New Lease ($'000s) (a)	Releasing Spread			Incremental Lease Term
Industrial	273,718	2	$2,759	$2,857	3.5%	$307	$226	9 years
Office	182,203	3	3,507	3,717	6.0%	554	787	3.5 years
Retail	19,661	1	590	688	16.7%	—	—	1 year
Warehouse	409,442	2	2,744	2,195	(20.0)%	1,843	664	9.2 years
Education Facility	147,826	1	1,928	2,143	11.2%	—	568	12 years
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (b)	1,032,850	9	$11,528	$11,600	0.6%	$2,704	$2,245	7.4 years

Q3 Summary
Prior Lease ABR (% of Total Portfolio)			1.6%

New Leases				Expected Tenant Improvements ($’000s)	Leasing Commissions ($’000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($'000s) (a)			New Lease Term
Industrial	20,553	1	$444	$138	$166	5.9 years
Office	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Warehouse	—	—	—	—	—	N/A
Education Facility	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (c)	20,553	1	$444	$138	$166	5.9 years
_______

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

(c)	Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Third Quarter 2018

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of September 30, 2018.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2018	1	1	$458	0.1%	21	—%
2019	11	9	17,442	2.4%	1,242	1.4%
2020	22	20	23,395	3.3%	2,348	2.6%
2021	74	19	36,546	5.1%	4,774	5.4%
2022	39	27	68,314	9.6%	8,962	10.0%
2023	22	22	44,662	6.3%	6,065	6.8%
2024 (b)	47	28	99,987	14.0%	12,113	13.6%
2025	41	16	30,940	4.3%	3,439	3.9%
2026	19	14	19,165	2.7%	3,159	3.5%
2027	25	18	41,838	5.9%	5,957	6.7%
2028	18	13	24,840	3.5%	2,785	3.1%
2029	21	11	22,516	3.1%	3,025	3.4%
2030	12	10	22,943	3.2%	2,585	2.9%
2031	55	6	35,924	5.0%	2,980	3.3%
Thereafter (>2031)	88	45	224,874	31.5%	28,655	32.1%
Vacant	—	—	—	—%	1,194	1.3%
Total (c)	495		$713,844	100.0%	89,304	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)
Includes ABR of $12.4 million from a tenant (The New York Times Company) that in January 2018 exercised its option to repurchase the property that, at September 30, 2018, it was leasing from a jointly owned investment with our affiliate, CPA:17 – Global, in which we had a 45% equity interest and which was consolidated by CPA:17 – Global at that date. Following the completion of the CPA:17 Merger on October 31, 2018, we consolidate this wholly owned investment. There can be no assurance that such repurchase will be completed.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Third Quarter 2018

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of September 30, 2018.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2018	1	1	$458	0.1%	21	—%
2019	7	5	3,358	0.7%	508	0.8%
2020	15	14	12,313	2.5%	1,479	2.3%
2021	66	12	21,373	4.3%	3,154	4.9%
2022	26	19	24,014	4.8%	3,564	5.6%
2023	16	15	14,250	2.9%	2,579	4.0%
2024	36	19	66,599	13.5%	8,406	13.2%
2025	34	11	19,592	4.0%	1,739	2.7%
2026	8	8	11,982	2.4%	1,995	3.1%
2027	19	14	28,071	5.7%	3,699	5.8%
2028	16	12	19,768	4.0%	2,545	4.0%
2029	21	11	22,516	4.5%	3,025	4.7%
2030	8	6	12,755	2.6%	1,464	2.3%
2031	54	5	33,482	6.8%	2,832	4.4%
Thereafter (>2031)	79	37	203,277	41.2%	25,939	40.6%
Vacant	—	—	—	—%	1,022	1.6%
Total (b) (c)	406		$493,808	100.0%	63,971	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents properties unencumbered by non-recourse mortgage debt.

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W. P. Carey Inc.
Investment Management
Third Quarter 2018

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W. P. Carey Inc.
Investment Management – Third Quarter 2018

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended September 30, 2018.

	Managed Programs
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I
General
Year established	2007	2013	2010	2015	2016
AUM (a)	$5,865,444	$2,457,326	$2,855,747	$1,958,892	$236,327
Net-lease AUM	5,105,538	1,526,015	N/A	N/A	N/A
NAV (b)	10.04	8.57	10.41	11.11	1,000.00
Fundraising status	Closed	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of net-leased properties	410	59	N/A	N/A	N/A
Number of operating properties	45	82	27	12	9
Number of tenants – net-leased properties (c)	112	100	N/A	N/A	N/A
Square footage (c)	43,551	10,193	6,247	3,468	309
Occupancy (d)	97.4%	98.3%	76.8%	80.5%	55.2%
Acquisitions – third quarter	$57,417	$120,588	$—	$—	$—
Dispositions – third quarter	5,182	152,740	22,000	—	—

Balance Sheet (Book Value)
Total assets	$4,425,842	$2,363,287	$2,310,087	$1,627,053	$237,419
Total debt	1,932,457	1,297,189	1,371,475	833,491	59,161
Total debt / total assets	43.7%	54.9%	59.4%	51.2%	24.9%
________

(a)
Represents estimated fair value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and estimated fair value of real estate assets plus cash for CESH I.

(b)
The estimated NAVs for CPA:17 – Global, CWI 1 and CWI 2 were determined as of December 31, 2017. The estimated NAV for CPA:18 – Global was determined as of June 30, 2018. We own limited partnership units of CESH I at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH I.

(c)
For CPA:17 – Global and CPA:18 – Global, excludes operating properties. For CESH I, three properties have been placed into service as of September 30, 2018. The remaining investments are build-to-suit projects and gross square footage cannot be determined at this time.

(d)
Represents occupancy for net-leased properties for CPA:17 – Global and single-tenant net-leased properties for CPA:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended September 30, 2018. Occupancy for CPA:17 – Global's 44 self-storage properties was 93.7% as of September 30, 2018. Occupancy for CPA:18 – Global's 69 self-storage properties and 13 multi-family and student housing properties was 91.9% and 93.2%, respectively, as of September 30, 2018. CPA:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 96.1% and square footage of 0.6 million as of September 30, 2018.

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W. P. Carey Inc.
Investment Management – Third Quarter 2018

Managed Programs Fee Summary
Dollars in thousands. For the three months ended September 30, 2018, unless otherwise noted.

	Managed Programs
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I (a)	Total
Year established	2007	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed	Closed

1. Structuring Fees
Structuring fee, gross (% of total aggregate cost)	4.50% (b)	4.50% (b)	2.50%	2.50%	2.00%
Net of subadvisor fees (c)	4.50%	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – third quarter	$57,417	$120,588	$—	$—	$—	$178,005
Structuring revenue – third quarter (d)	$953	$5,355	$—	$245	$—	$6,553

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (e)	0.50% (e)	0.50% (e)	0.55% (e)	1.00% (f)
Net of subadvisor fees (c)	0.50%	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$5,865,444	$2,457,326	$2,855,747	$1,958,892	$236,327	$13,373,736
AUM – prior quarter	$5,808,434	$2,549,589	$2,893,645	$1,959,683	$213,993	$13,425,344
Average AUM	$5,836,939	$2,503,458	$2,874,696	$1,959,288	$225,160	$13,399,540
Asset management revenue – third quarter (g)	$7,569	$3,116	$3,533	$2,607	$524	$17,349

3. Operating Partnership Interests (h)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (c)	10.00%	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – third quarter (i)	$7,256	$1,710	$1,982	$1,268	N/A	$12,216
________

(a)
In addition to the fees shown, we may also receive distributions from CESH I upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global.

(d)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors. Amount for CWI 2 is related to a mortgage loan refinancing.

(e)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while the CPA REITs have an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(f)	Based on gross assets at fair value.

(g)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(h)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(i)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

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W. P. Carey Inc.
Investment Management – Third Quarter 2018

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the nine months ended September 30, 2018.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Tenant / Operator	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q18
CPA:18 – Global (a) (b)	Collegiate AC	Barcelona, Spain	$28,473	Mar-18	Student Housing	112,980	98.7%
1Q18 Total			28,473			112,980

2Q18
CPA:18 – Global (a) (b)	Temprano Capital Partners	Coimbra, Portugal	26,326	Jun-18	Student Housing	135,076	98.5%
CPA:18 – Global (a) (b)	Collegiate AC	San Sebastian, Spain	36,733	Jun-18	Student Housing	126,075	100.0%
CPA:18 – Global (a) (b)	Pallars	Barcelona, Spain	31,686	Jun-18	Student Housing	77,504	100.0%
2Q18 Total			94,745			338,655

3Q18
CPA:17 – Global (7 properties)	Johnson Storage Portfolio	SC (5 properties), NC (1 property), FL (1 property)	57,417	Jul-18	Self Storage	483,338	90.0%
CPA:18 – Global (a) (b)	Temprano Capital Partners	Valencia, Spain	26,991	Aug-18	Student Housing	100,423	98.7%
CPA:18 – Global (b)	Hilltop Student Housing	Austin, TX	70,181	Sep-18	Student Housing	185,720	90.0%
CPA:18 – Global (a) (b)	Temprano Capital Partners	Granada, Spain	23,416	Sep-18	Student Housing	75,557	98.5%
3Q18 Total			178,005			845,038

Year-to-Date Total Acquisitions			$301,223			1,296,673

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q18
CWI 1	Marriott	Boca Raton, FL	$76,000	Jan-18	Hotel	167,056	100.0%
CWI 1 (2 properties)	Hilton	Atlanta, GA and Memphis, TN	63,000	Feb-18	Hotel	164,050	100.0%
1Q18 Total			139,000			331,106

2Q18 (N/A)

3Q18
CPA:17 – Global (a)	Waldaschaff Automotive GmbH	Waldaschaff, Germany	5,182	Aug-18	Warehouse	358,299	66.7%
CPA:18 – Global (3 properties)	Carroll Organization	Atlanta and Tucker, GA and Durham, NC	107,000	Sep-18	Multi-family	704,515	97.0%
CPA:18 – Global	Inland Group	Fort Myers, FL	45,740	Sep-18	Multi-family	260,565	97.0%
CWI 1	Staybridge Suites	Savannah, GA	22,000	Sep-18	Hotel	66,794	100.0%
			179,922	‘		1,390,173

Year-to-Date Total Dispositions			$318,922			1,721,279
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Gross investment amount represents total commitment for build-to-suit funding.

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W. P. Carey Inc.
Investment Management – Third Quarter 2018

Summary of Future Liquidity Strategies for the Managed Programs
As of September 30, 2018.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:17 – Global (b)	CPA:18 – Global	CWI 1	CWI 2	CESH I
The CPA:17 Merger was completed on October 31, 2018	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses; ultimately, liquidation is approved by the independent directors of each program (except for CESH I, which is determined by its General Partner).

(b)
On June 17, 2018, we entered into an agreement and plan of merger pursuant to which CPA:17 – Global would merge with and into one of our subsidiaries in exchange for shares of our common stock, subject to the approval of our stockholders and the stockholders of CPA:17 – Global. On July 27, 2018, we filed a registration statement on Form S-4 with the SEC, registering the shares of our common stock to be issued to the CPA:17 – Global stockholders, which included a joint proxy statement that was mailed to our and CPA:17 – Global’s stockholders in connection with the CPA:17 Merger. On October 29, 2018, our stockholders and the stockholders of CPA:17 – Global approved the transaction and the CPA:17 Merger became effective on October 31, 2018.

Investing for the long runTM | 40

W. P. Carey Inc.
Investment Management – Third Quarter 2018

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the SEC for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests (a)
	CPA:18 – Global	CWI 1	CWI 2	CESH I
Disposition Fees
Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
		Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
		Fair market value as determined by Appraisal.	Fair market value as determined by Appraisal.	N/A
Distribution Related to Ownership of Shares	3.2% ownership as of 9/30/2018	2.8% ownership as of 9/30/2018	2.6% ownership as of 9/30/2018	2.4% ownership as of 9/30/2018
________

(a)
Upon the closing of the CPA:17 Merger, we and our affiliates waived all rights to receive the disposition fees, interest in disposition proceeds and purchase of special GP interest. Immediately prior to the effective time of the CPA:17 Merger, the shares of CPA:17 – Global’s common stock that we and our affiliates owned were automatically canceled and retired and ceased to exist without any conversion or payment therefor.

(b)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Third Quarter 2018

Investing for the long runTM | 42

W. P. Carey Inc.
Appendix – Third Quarter 2018

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Sep. 30, 2018
Consolidated Lease Revenues
Total lease revenues – as reported	$167,088
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	4,898
162,190

Plus: NOI from Operating Properties
Hotel revenues	4,282
Hotel expenses	(3,055)
1,227

163,417

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,802
Less: Pro rata share of NOI attributable to noncontrolling interests	(6,108)
(1,306)

162,111

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,674
Less: Straight-line rent amortization	(3,438)
Add: Other non-cash items	260
9,496

Pro Rata Cash NOI (a)	171,607

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	980

Normalized Pro Rata Cash NOI (a)	$172,587

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W. P. Carey Inc.
Appendix – Third Quarter 2018

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Sep. 30, 2018
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$51,009
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	95,171
Less: Property expenses, excluding reimbursable tenant costs – as reported	(7,953)
87,218

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other	(1,981)
Less: Reimbursable property expenses – as reported	(5,979)
Add: Other income and (expenses)	28,844
Add: Provision for income taxes	424
Less: Gain on sale of real estate	(343)
20,965

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	13,224
Less: Straight-line rent amortization	(3,445)
Add: Adjustments for pro rata ownership	2,383
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	980
Add: Property expenses, excluding reimbursable tenant costs, non-cash	253
13,395

Normalized Pro Rata Cash NOI (a)	$172,587
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For properties acquired and capital investment projects completed during the three months ended September 30, 2018, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended September 30, 2018, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Third Quarter 2018

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Net income	$81,573	$79,424	$68,066	$74,473	$83,654

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	67,825	64,337	65,957	64,015	64,040
Interest expense	41,740	41,311	38,074	40,401	41,182
Provision for (benefit from) income taxes	2,715	6,262	(6,002)	(192)	1,760
Consolidated EBITDA (a)	193,853	191,334	166,095	178,697	190,636

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b) (c)	9,780	9,653	9,507	15,920	9,247
Unrealized (gains) losses and other (d)	(5,231)	(8,741)	4,557	2,495	7,382
Stock-based compensation expense	2,475	3,698	8,219	4,268	4,635
Impairment charges	—	—	4,790	2,769	—
	7,024	4,610	27,073	25,452	21,264
Adjustments for Non-Core Items: (e)
Merger and other expenses (f)	1,673	2,692	(37)	(533)	65
Gain on sale of real estate, net	(343)	(11,912)	(6,732)	(11,146)	(19,257)
(Gain) loss on extinguishment of debt	(43)	—	1,609	(81)	1,566
Restructuring and other compensation (g)	—	—	—	289	1,356
Other	(179)	1,973	(1,081)	(595)	(1,553)
	1,108	(7,247)	(6,241)	(12,066)	(17,823)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	366	1,436	1,661	1,450	1,307
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(7,046)	(6,569)	(6,784)	(6,801)	(6,866)
	(6,680)	(5,133)	(5,123)	(5,351)	(5,559)
Equity Investments in the Managed Programs: (h)
Add: Distributions received from equity investments in the Managed Programs	4,099	3,837	3,582	3,273	3,417
Less: Income from equity investments in the Managed Programs	(529)	(253)	(1,464)	(101)	(531)
	3,570	3,584	2,118	3,172	2,886

Adjusted EBITDA (a)	$198,875	$187,148	$183,922	$189,904	$191,404
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Comprised of unrealized gains and losses on derivatives, unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)	Amounts for the three months ended September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(g)
Amounts for the three months ended December 31, 2017 and September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(h)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Third Quarter 2018

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Net income from Real Estate	$55,234	$63,059	$48,092	$53,413	$59,868

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	66,837	63,374	64,920	62,951	62,970
Interest expense	41,740	41,311	38,074	40,401	41,182
Provision for (benefit from) income taxes	424	1,317	(3,533)	(4,953)	1,511
Consolidated EBITDA – Real Estate (a)	164,235	169,061	147,553	151,812	165,531

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b) (c)	9,780	9,653	9,507	15,920	9,247
Unrealized (gains) losses and other (d)	(5,046)	(8,789)	4,826	2,715	8,014
Stock-based compensation expense	1,380	1,990	4,306	2,227	1,880
Impairment charges	—	—	4,790	2,769	—
	6,114	2,854	23,429	23,631	19,141
Adjustments for Non-Core Items: (e)
Merger and other expenses (f)	1,673	2,692	(37)	(533)	65
Gain on sale of real estate, net	(343)	(11,912)	(6,732)	(11,146)	(19,257)
(Gain) loss on extinguishment of debt	(43)	—	1,609	(81)	1,566
Other	(48)	1,979	(1,545)	(588)	(1,535)
	1,239	(7,241)	(6,705)	(12,348)	(19,161)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	366	1,436	1,661	1,450	1,307
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(7,046)	(6,569)	(6,784)	(6,801)	(6,866)
	(6,680)	(5,133)	(5,123)	(5,351)	(5,559)

Adjusted EBITDA – Real Estate (a)	$164,908	$159,541	$159,154	$157,744	$159,952
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Comprised of unrealized gains and losses on derivatives and unrealized gains and losses on foreign currency.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)	Amounts for the three months ended September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

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W. P. Carey Inc.
Appendix – Third Quarter 2018

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Net income from Investment Management	$26,339	$16,365	$19,974	$21,060	$23,786

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	2,291	4,945	(2,469)	4,761	249
Depreciation and amortization	988	963	1,037	1,064	1,070
Consolidated EBITDA – Investment Management (a)	29,618	22,273	18,542	26,885	25,105

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	1,095	1,708	3,913	2,041	2,755
Unrealized (gains) losses and other (b)	(185)	48	(269)	(220)	(632)
	910	1,756	3,644	1,821	2,123
Adjustments for Non-Core Items: (c)
Restructuring and other compensation (d)	—	—	—	289	1,356
Other	(131)	(6)	464	(7)	(18)
	(131)	(6)	464	282	1,338

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (e)
Add: Distributions received from equity investments in the Managed Programs	4,099	3,837	3,582	3,273	3,417
Less: Income from equity investments in the Managed Programs	(529)	(253)	(1,464)	(101)	(531)
	3,570	3,584	2,118	3,172	2,886

Adjusted EBITDA – Investment Management (a)	$33,967	$27,607	$24,768	$32,160	$31,452
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Comprised of unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(c)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(d)
Amounts for the three months ended December 31, 2017 and September 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(e)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Third Quarter 2018

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income, or cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Third Quarter 2018

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, net of receivable reserves as determined by GAAP, and reflects exchange rates as of September 30, 2018. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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